UJB FINANCIAL CORP. AND SUBSIDIARIES

Summary of Selected Financial Data

Not covered by independent auditors' report                                                  1994           1993           1992
- -------------------------------------------------------------------------------------------------------------------------------
SUMMARY OF OPERATIONS (IN THOUSANDS)
Interest income.................................................................      $   960,973    $   907,628    $   979,008
Interest expense................................................................          344,869        331,720        429,725
- -------------------------------------------------------------------------------------------------------------------------------
   Net interest income..........................................................          616,104        575,908        549,283
Provision for loan losses.......................................................           84,000         95,685        139,555
- -------------------------------------------------------------------------------------------------------------------------------
   Net interest income after provision for loan losses..........................          532,104        480,223        409,728
Non-interest income.............................................................          177,335        179,522        177,503
Non-interest expenses...........................................................          505,246        554,190        511,013
- -------------------------------------------------------------------------------------------------------------------------------
   Income (loss) before income taxes............................................          204,193        105,555         76,218
Federal and state income taxes (benefit)........................................           72,312         26,953         19,430
- -------------------------------------------------------------------------------------------------------------------------------
   Income (loss) before cumulative effect of a change in accounting principle...          131,881         78,602         56,788
Cumulative effect of a change in accounting principle...........................           (1,731)         3,816             --
- -------------------------------------------------------------------------------------------------------------------------------
   Net income (loss)                                                                  $   130,150    $    82,418    $    56,788
===============================================================================================================================
COMMON SHARE DATA
Net income (loss)...............................................................      $      2.35    $      1.50    $      1.09
Cash dividends declared.........................................................              .94            .69            .60
Book value at year end..........................................................            19.53          18.23          17.38
Market value at year end........................................................            24.13          24.00          24.25
Number of registered common shareholders at year end............................           20,323         21,173         22,139
Average common shares outstanding (in thousands)................................           54,697         53,917         50,398
Common shares outstanding at year end (in thousands)............................           55,005         54,261         53,493
Common stock dividend payout....................................................            40.00%         46.00%         55.05%
===============================================================================================================================
BALANCE SHEET DATA (AT YEAR END, IN THOUSANDS)
Total assets....................................................................      $15,429,472    $13,789,641    $14,114,550
Total deposits..................................................................       12,567,791     11,751,499     12,087,328
Total loans.....................................................................        9,656,574      8,743,708      8,928,580
Shareholders' equity............................................................        1,104,260      1,019,252        959,492
Allowance for loan losses.......................................................          214,161        244,154        277,449
Long-term debt..................................................................          204,754        208,654        216,945
===============================================================================================================================
OPERATING RATIOS
Return on average assets........................................................              .88%           .59%           .41%
Return on average common equity.................................................            12.36           8.32           6.37
Net interest margin.............................................................             4.63           4.62           4.49
Efficiency ratio................................................................             60.4           64.4           65.4
===============================================================================================================================
LOAN QUALITY RATIOS
Allowance for loan losses to year-end loans.....................................             2.22%          2.79%          3.11%
Net charge offs to average loans................................................              .86           1.46           1.73
Non-performing loans to year-end loans..........................................             1.74           2.91           4.09
===============================================================================================================================
CAPITAL RATIOS
Average total equity to average total assets....................................             7.19%          7.12%          6.48%
Tier I capital to average assets (leverage).....................................             7.02           7.20           6.79
Tier I capital to risk-adjusted assets..........................................             9.27           9.64           9.18
Total capital to risk-adjusted assets...........................................            12.04          12.67          12.26
===============================================================================================================================
OTHER DATA (AT YEAR END)
Number of banking offices.......................................................              270            264            265
Number of employees (full-time equivalent)......................................            6,143          6,300          6,405
Number of employees (full-time).................................................            5,361          5,557          5,750
Number of employees (part-time).................................................              987            931            820
===============================================================================================================================

Selected Financial Data has been restated to reflect the merger of VSB Bancorp. Per share data from the year 1989 and prior was not restated as VSB Bancorp was a mutual association.
See accompanying consolidated financial statements and notes.
NA - Not applicable.

           1991              1990               1989              1988                1987               1986                1985
- ---------------------------------------------------------------------------------------------------------------------------------
    $ 1,134,624       $ 1,217,082        $ 1,132,793       $   943,985       $     813,357        $   747,027         $   729,390
        634,432           723,064            653,402           505,487             415,464            404,955             427,086
- ---------------------------------------------------------------------------------------------------------------------------------
        500,192           494,018            479,391           438,498             397,893            342,072             302,304
        167,650           251,888             51,955            40,090              33,315             38,194              24,492
- ---------------------------------------------------------------------------------------------------------------------------------
        332,542           242,130            427,436           398,408             364,578            303,878             277,812
        150,125           170,509            123,690           114,998             107,103            105,341              74,050
        454,731           441,221            386,614           356,250             327,153            302,627             268,912
- ---------------------------------------------------------------------------------------------------------------------------------
         27,936           (28,582)           164,512           157,156             144,528            106,592              82,950
          3,684           (17,166)            42,973            39,127              38,095             19,277              11,076
- ---------------------------------------------------------------------------------------------------------------------------------
         24,252           (11,416)           121,539           118,029             106,433             87,315              71,874
             --                --                 --                --                  --                 --                  --
- ---------------------------------------------------------------------------------------------------------------------------------
    $    24,252       $   (11,416)       $   121,539       $   118,029       $     106,433        $    87,315         $    71,874
=================================================================================================================================
    $       .46       $      (.29)       $      2.62       $      2.58       $        2.31        $      2.02         $      1.79
            .60              1.02               1.11              1.01                 .91                .82                 .73
          16.92             17.09              18.67             17.02               15.47              13.97               12.02
          14.63              7.13              18.88             20.75               22.25              23.75               23.75
         22,653            23,159             22,407            22,042              18,819             19,211              19,109
         48,279            47,230             43,785            43,113              42,166             40,655              37,204
         48,515            47,726             44,077            43,474              42,753             41,428              38,120
         130.43%               NA              42.37%            39.15%              39.39%             40.59%              40.78%
=================================================================================================================================

    $13,727,539       $13,156,273        $12,511,455       $11,198,616        $ 10,430,982        $ 9,584,132         $ 8,307,047
     11,620,247        10,912,739          9,623,498         9,176,608           8,143,268          7,986,219           6,912,046
      8,937,873         8,860,622          8,509,331         7,476,451           6,719,347          5,909,764           4,788,088
        850,873           845,551            898,222           823,082             772,566            626,255             503,105
        292,490           265,148            122,719           108,485              96,292             84,602              69,624
         65,152            72,960             82,055            87,937              89,196            108,670             118,262
=================================================================================================================================

            .18%             (.09)%             1.05%             1.11%               1.10%              1.01%                .93%
           2.70             (1.53)             14.15             15.61               15.68              15.16               15.15
           4.18              4.29               4.79              4.86                4.99               5.11                5.06
           66.8              66.1               61.7              61.4                59.9               60.9                62.5
=================================================================================================================================

           3.27%             2.99%              1.44%             1.45%               1.43%              1.43%               1.45%
           1.58              1.25                .47               .40                 .35                .44                 .32
           5.07              4.94               2.21              1.41                 .75               1.02                1.07
=================================================================================================================================

           6.30%             6.95%              7.63%             7.49%               7.32%              6.80%               6.26%
           6.10              6.07               7.35              7.40                7.44                 NA                  NA
           8.27              8.23                 NA                NA                  NA                 NA                  NA
           9.77              9.83                 NA                NA                  NA                 NA                  NA
=================================================================================================================================

            267               272                257               249                 247                245                 246
          6,584             6,565              6,443             6,524               6,332              6,247               6,086
          5,904             5,855              5,756             5,827               5,704              5,624               5,479
            880               889                842             1,061               1,012              1,001                 975
=================================================================================================================================

 UJB FINANCIAL CORP. AND SUBSIDIARIES

 Consolidated Balance Sheets



                                                                                                               December 31
                                                                                                     ------------------------------
 (Dollars in thousands)                                                                                     1994               1993
- -----------------------------------------------------------------------------------------------------------------------------------
ASSETS
Cash and cash equivalents:
   Cash and due from banks (Note 3) ..............................................................   $   925,421        $   725,174
   Federal funds sold and securities purchased under agreements to resell ........................        44,875             99,500
- -----------------------------------------------------------------------------------------------------------------------------------
         Total cash and cash equivalents                                                                 970,296            824,674
- -----------------------------------------------------------------------------------------------------------------------------------
Interest bearing deposits with banks .............................................................        18,809             19,962
Trading account securities .......................................................................        33,513             29,735
Investment securities available for sale (Note 4) (Market value of $201,215 in 1994
   and $1,177,585 in 1993) .......................................................................       201,215          1,162,088
Investment securities (Note 5) (Market value of $3,902,439 in 1994
   and $2,728,994 in 1993) .......................................................................     4,092,988          2,685,650
Loans (Notes 6, 7 and 23) ........................................................................     9,656,574          8,743,708
   Less: Allowance for loan losses (Note 8) ......................................................       214,161            244,154
- -----------------------------------------------------------------------------------------------------------------------------------
         Net loans                                                                                     9,442,413          8,499,554
- -----------------------------------------------------------------------------------------------------------------------------------
Premises and equipment (Note 9) ..................................................................       167,905            171,439
Assets held for accelerated disposition ..........................................................        90,888                 --
Accrued interest receivable ......................................................................        89,926             74,487
Other real estate owned, net (Note 10) ...........................................................        31,449             74,780
Due from customers on acceptances ................................................................        21,159             20,126
Other assets (Notes 1 and 18) ....................................................................       268,911            227,146
- -----------------------------------------------------------------------------------------------------------------------------------
Total Assets                                                                                         $15,429,472        $13,789,641
===================================================================================================================================
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
   Non-interest bearing demand deposits ..........................................................   $ 3,260,641        $ 2,805,819
   Interest bearing deposits:
      Savings and time deposits ..................................................................     8,936,009          8,719,094
      Commercial certificates of deposit $100,000 and over .......................................       371,141            226,586
- -----------------------------------------------------------------------------------------------------------------------------------
         Total deposits                                                                               12,567,791         11,751,499
- -----------------------------------------------------------------------------------------------------------------------------------
Other borrowed funds (Note 11) ...................................................................     1,333,430            619,687
Long-term debt (Note 12) .........................................................................       204,754            208,654
Accrued interest payable .........................................................................        30,234             23,340
Bank acceptances outstanding .....................................................................        21,159             20,126
Accrued expenses and other liabilities (Notes 15 and 18) .........................................       167,844            147,083
- -----------------------------------------------------------------------------------------------------------------------------------
         Total liabilities                                                                            14,325,212         12,770,389
- -----------------------------------------------------------------------------------------------------------------------------------
Commitments and contingent liabilities (Notes 19, 20 and 21)
Shareholders' equity (Notes 12, 13, 15 and 16):
   Preferred stock: Authorized 4,000,000 shares without par value:
      Series B:Authorized 1,200,000 shares; issued and outstanding 600,166
         in 1994 and 1993, adjustable-rate cumulative, $50 stated value ..........................        30,008             30,008
   Common stock par value $1.20:
      Authorized 130,000,000 shares; issued and outstanding 55,005,306
         in 1994 and 54,260,768 in 1993 ..........................................................        66,006             65,113
   Surplus .......................................................................................       413,429            398,723
   Retained earnings .............................................................................       604,066            525,408
   Net unrealized gain (loss) on investment securities, net of tax ...............................        (9,249)                --
- -----------------------------------------------------------------------------------------------------------------------------------
         Total shareholders' equity                                                                    1,104,260          1,019,252
- -----------------------------------------------------------------------------------------------------------------------------------
Total Liabilities and Shareholders' Equity                                                           $15,429,472        $13,789,641
===================================================================================================================================

See accompanying notes to consolidated financial statements.

UJB FINANCIAL CORP. AND SUBSIDIARIES

Consolidated Statements of Income


                                                                                                    Year Ended December 31
                                                                                         -------------------------------------------
 (Dollars in thousands, except per share data)                                                1994             1993             1992
- ------------------------------------------------------------------------------------------------------------------------------------
INTEREST INCOME
Interest and fees on loans (Note 7) ..................................................   $ 706,049        $ 670,705        $ 713,987
Interest on investment securities (Note 5):
   Taxable ...........................................................................     195,904          177,549          217,383
   Tax-exempt ........................................................................      22,823           25,448           30,206
Interest on investment securities available for sale (Note 4) ........................      34,300           31,023           10,782
Interest on Federal funds sold and securities purchased under agreements to resell ...         600              955            4,615
Interest on trading account securities ...............................................         668            1,297            1,367
Interest on deposits with banks ......................................................         629              651              668
- ------------------------------------------------------------------------------------------------------------------------------------
      Total interest income                                                                960,973          907,628          979,008
- ------------------------------------------------------------------------------------------------------------------------------------
INTEREST EXPENSE
Interest on savings and time deposits ................................................     239,714          271,345          366,023
Interest on commercial certificates of deposit $100,000 and over .....................      13,639            7,319           16,320
Interest on borrowed funds (Notes 11 and 12) .........................................      91,516           53,056           47,382
- ------------------------------------------------------------------------------------------------------------------------------------
      Total interest expense                                                               344,869          331,720          429,725
- ------------------------------------------------------------------------------------------------------------------------------------
      Net interest income ............................................................     616,104          575,908          549,283
Provision for loan losses (Note 8 ) ..................................................      84,000           95,685          139,555
- ------------------------------------------------------------------------------------------------------------------------------------
      Net interest income after provision for loan losses                                  532,104          480,223          409,728
- ------------------------------------------------------------------------------------------------------------------------------------
NON-INTEREST INCOME
Service charges on deposit accounts ..................................................      64,474           60,474           54,356
Service and loan fee income ..........................................................      42,008           34,626           32,900
Trust income .........................................................................      21,792           21,852           19,837
Investment securities gains (Notes 4 and 5) ..........................................       1,888            8,877           18,485
Trading account gains ................................................................         670            1,884            1,804
Other ................................................................................      46,503           51,809           50,121
- ------------------------------------------------------------------------------------------------------------------------------------
      Total non-interest income                                                            177,335          179,522          177,503
- ------------------------------------------------------------------------------------------------------------------------------------
NON-INTEREST EXPENSES
Salaries .............................................................................     183,339          185,570          179,457
Pension and other employee benefits (Note 15) ........................................      53,386           58,601           51,209
Occupancy, net (Notes 9 and 19) ......................................................      50,749           48,487           47,872
Furniture and equipment (Notes 9 and 19) .............................................      49,065           45,592           42,404
FDIC assessment ......................................................................      27,933           29,244           26,047
Other real estate owned expenses (Note 10) ...........................................      18,287           40,925           38,092
Advertising and public relations .....................................................      10,843           10,517           10,578
Restructuring charge .................................................................          --           21,500               --
Other (Note 17) ......................................................................     111,644          113,754          115,354
- ------------------------------------------------------------------------------------------------------------------------------------
      Total non-interest expenses                                                          505,246          554,190          511,013
- ------------------------------------------------------------------------------------------------------------------------------------
      Income before income taxes .....................................................     204,193          105,555           76,218
Federal and state income taxes (Note 18) .............................................      72,312           26,953           19,430
- ------------------------------------------------------------------------------------------------------------------------------------
      Income before cumulative effect of a change in accounting principle ............     131,881           78,602           56,788
Cumulative effect of a change in accounting principle (Notes 15 and 18) ..............      (1,731)           3,816               --
====================================================================================================================================
      Net Income                                                                         $ 130,150        $  82,418        $  56,788
====================================================================================================================================
Net Income Per Common Share:
      Income before cumulative effect of a change in accounting principle ............   $    2.38        $    1.43        $    1.09
Cumulative effect of a change in accounting principle (Notes 15 and 18) ..............        (.03)             .07               --
====================================================================================================================================
      Net Income Per Common Share                                                        $    2.35        $    1.50        $    1.09
====================================================================================================================================
Average Common Shares Outstanding (in thousands)                                            54,697           53,917           50,398
====================================================================================================================================

See accompanying notes to consolidated financial statements.

UJB FINANCIAL CORP. AND SUBSIDIARIES

Consolidated Statements of Cash Flows


                                                                                               Year Ended December 31
                                                                                      -----------------------------------------
(Dollars in thousands)                                                                       1994           1993           1992
- -------------------------------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
Net income ....................................................................       $   130,150    $    82,418    $    56,788
Adjustments to reconcile net income to net cash provided by operating activities:
  Provisions for loan losses and other real estate owned ......................            94,573        127,747        167,524
  Depreciation, amortization and accretion, net ...............................            33,352         27,876         22,776
  Restructuring charge ........................................................                --         21,500             --
  Deferred income tax (benefit) ...............................................            19,030         (5,725)        (4,811)
  Gains on sales of investment and trading account securities .................            (2,558)       (10,761)       (20,289)
  Gains on sales of mortgages held for sale ...................................              (500)        (3,492)        (3,511)
  Gains on sales of other real estate owned ...................................            (1,457)        (1,716)        (1,484)
  Proceeds from sales of other real estate owned ..............................            44,927         62,012         79,464
  Proceeds from sales of mortgages held for sale ..............................           146,435        321,226        314,379
  Originations of mortgages held for sale .....................................          (118,627)      (269,655)      (329,436)
  Net increase in trading account securities ..................................            (3,108)        (5,890)       (16,902)
  (Increase) decrease in accrued interest receivable and other assets .........          (167,957)       (26,381)        19,834
  Increase (decrease) in accrued interest payable, accrued expenses and
    other liabilities .........................................................            28,688         31,145         (6,166)
- -------------------------------------------------------------------------------------------------------------------------------
    Net cash provided by operating activities                                             202,948        350,304        278,166
- -------------------------------------------------------------------------------------------------------------------------------
INVESTING ACTIVITIES
Proceeds from sales of investment securities ..................................                --             --        193,976
Proceeds from maturities of investment securities .............................           975,071      1,283,651        938,997
Purchases of investment securities ............................................        (1,700,063)    (1,833,506)    (2,500,286)
Purchases of investment securities available for sale .........................           (11,471)      (316,303)            --
Proceeds from maturities of investment securities available for sale ..........           261,098        192,605        178,961
Proceeds from sales of investment securities available for sale ...............             5,109        517,906      1,051,453
Net decrease (increase) in interest bearing deposits with banks ...............             1,153         (6,143)        12,087
Proceeds from sales of loans ..................................................                --         84,836             --
Net increase in loans .........................................................        (1,061,876)      (109,388)      (220,687)
Purchases of premises and equipment, net ......................................           (16,589)       (14,592)        (8,389)
- -------------------------------------------------------------------------------------------------------------------------------
    Net cash used in investing activities                                              (1,547,568)      (200,934)      (353,888)
- -------------------------------------------------------------------------------------------------------------------------------
FINANCING ACTIVITIES
Net increase in demand and savings deposits ...................................           258,291        362,450      1,197,745
Net increase (decrease) in time deposits ......................................           558,001       (698,279)      (730,664)
Net increase (decrease) in short-term borrowings ..............................           719,371        (84,574)      (330,574)
Principal payments on long-term debt, net .....................................           (10,568)       (28,075)       (26,949)
Proceeds from issuance of debt, net of related expenses .......................             1,040         20,000        172,489
Dividends paid ................................................................           (49,817)       (34,806)       (30,888)
Proceeds from issuance of common stock, net of related expense ................                --             --         68,345
Proceeds from issuance of common stock under dividend reinvestment and
  other stock plans ...........................................................            15,256         15,186         13,577
Other, net ....................................................................            (1,332)        (3,301)           954
- -------------------------------------------------------------------------------------------------------------------------------
    Net cash provided by (used in) financing activities                                 1,490,242       (451,399)       334,035
- -------------------------------------------------------------------------------------------------------------------------------
Increase (decrease) in cash and cash equivalents ..............................           145,622       (302,029)       258,313
Cash and cash equivalents at beginning of year ................................           824,674      1,126,703        868,390
- -------------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of year                                              $   970,296    $   824,674    $ 1,126,703
===============================================================================================================================
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid:
  Interest payments ...........................................................       $   337,975    $   345,805    $   451,858
  Income tax payments .........................................................            60,063         28,913         22,059
Noncash investing activities:
  Loans made in conjunction with the sale of other real estate owned ..........             9,891         17,112            510
  Transfer of investments (from) to investment securities available for sale ..          (707,808)       666,687      1,737,999
  Transfer of loans to other real estate owned ................................            41,017         51,784        139,489
  Transfer of assets to assets held for accelerated disposition, net ..........            90,888             --             --
===============================================================================================================================

See accompanying notes to consolidated financial statements.

UJB FINANCIAL CORP. AND SUBSIDIARIES

Consolidated Statements of Shareholders' Equity

                                                                                                    Net           Total
                                               Preferred     Common               Retained   Unrealized   Shareholders'
(Dollars in thousands)                             Stock      Stock     Surplus   Earnings   Gain (Loss)         Equity
- -----------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1991....................   $30,008    $58,219    $308,509   $455,909     $ (1,772)     $  850,873
   Net income, 1992...........................        --         --          --     56,788           --          56,788
   Proceeds from issuance of common stock
      (4,000,000 shares)......................        --      4,800      63,545         --           --          68,345
   Cash dividends declared:
      Preferred stock.........................        --         --          --     (1,847)          --          (1,847)
      Common stock............................        --         --          --    (29,756)          --         (29,756)
   Common stock issued:
      Dividend reinvestment and other stock
         plans (779,140 shares)...............        --        935      10,833         --           --          11,768
      Exercise of stock options, net (198,396
         shares)..............................        --        238       1,571         --           --           1,809
   Change in valuation allowance for
      marketable equity securities............        --         --          --         --        1,512           1,512
- -----------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1992                        30,008     64,192     384,458    481,094         (260)        959,492
- -----------------------------------------------------------------------------------------------------------------------
   Net income, 1993...........................        --         --          --     82,418           --          82,418
   Cash dividends declared:
      Preferred stock.........................        --         --          --     (1,801)          --          (1,801)
      Common stock............................        --         --          --    (36,303)          --         (36,303)
   Common stock issued:
      Dividend reinvestment and other stock
         plans (459,430 shares)...............        --        551       9,918         --           --          10,469
      Exercise of stock options, net (308,395
         shares)..............................        --        370       4,347         --           --           4,717
   Change in valuation allowance for
      marketable equity securities............        --         --          --         --          260             260
- -----------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1993                        30,008     65,113     398,723    525,408           --       1,019,252
- -----------------------------------------------------------------------------------------------------------------------
   Net unrealized gain (loss) on investment
      securities upon adoption of a change in
      accounting principle, net of tax........        --         --          --         --        9,355           9,355
   Adjustment for the pooling of a company
      with a different fiscal year end........        --         --         343      1,769           --           2,112
   Net income, 1994...........................        --         --          --    130,150           --         130,150
   Cash dividends declared:
      Preferred stock.........................        --         --          --     (1,835)          --          (1,835)
      Common stock............................        --         --          --    (51,426)          --         (51,426)
   Common stock issued:
      Dividend reinvestment and other stock
         plans (353,345 shares)...............        --        424       8,635         --           --           9,059
      Exercise of stock options, net (391,193
         shares)..............................        --        469       5,728         --           --           6,197
   Change in unrealized gain (loss) on
      investment securities, net of tax.......        --         --          --         --      (18,604)        (18,604)
- -----------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1994                       $30,008    $66,006    $413,429   $604,066     $ (9,249)     $1,104,260
=======================================================================================================================

See accompanying notes to consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 Summary of Significant Accounting Policies

BUSINESS UJB Financial Corp. (UJB Financial) commenced operations on October 1, 1970, as a New Jersey corporation and as a bank holding company registered under the Bank Holding Company Act of 1956. Through its bank and active non-bank subsidiaries, UJB Financial provides a full range of banking services and certain non-bank services to individual and corporate customers in a competitive environment. UJB Financial is regulated by various Federal and state agencies and is subject to periodic examination by those regulatory authorities.

PRINCIPLES OF CONSOLIDATION The accompanying consolidated financial statements include the accounts of UJB Financial and all of its subsidiaries. Significant intercompany accounts and transactions have been eliminated in consolidation. Prior period consolidated financial statements and related footnote disclosures have been restated to include the acquisition of VSB Bancorp, Inc. This acquisition occurred on July 1, 1994 and was accounted for on the pooling-of-interests method. Palisade Savings Bank, FSB acquired on September 16, 1994, was recorded under the purchase method of accounting, with the operating results included from the date of acquisition.

     The consolidated financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results could differ significantly from these estimates.

CASH FLOW REPORTING The Consolidated Statements of Cash Flows are presented using the indirect method. Cash and cash equivalents include cash on hand, amounts due from banks, Federal funds sold, and securities purchased under agreements to resell. Generally, Federal funds are sold for one day periods and securities purchased under agreements to resell are short-term, highly liquid assets.

SECURITIES Effective January 1, 1994, Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (SFAS No. 115) was adopted. As required by SFAS No. 115, securities are classified into one of three investment categories: trading account securities, investment securities available for sale and investment securities. Securities that are purchased specifically for short-term appreciation and held with the intent of selling in the near future are classified as trading account securities. Securities purchased with the intent and ability to hold until maturity are classified as investment securities. All other securities, including equity securities, are classified as investment securities available for sale.

     Trading account securities are reported at market value on a specific identification basis. Realized and unrealized gains and losses are reported in non-interest income as trading account gains.

     Securities are classified as available for sale where there is intent to hold the securities for an indefinite period of time, but not necessarily to maturity. Investments classified as available for sale may be sold in response to changing market and interest rate conditions, or as part of an overall asset/liability management strategy. These securities are reported at fair value with unrealized gains and losses reported, net of tax, in shareholders' equity. Realized gains and losses are reported in non-interest income as investment securities gains.

     Investment securities are held for long-term investment upon evaluation of intent and the ability to hold these securities until maturity. The investment securities are recorded at amortized cost.

     Transfers of securities between categories are at fair value as of the transfer date, with the accounting treatment of unrealized gains or losses determined by the category into which the security is transferred.

LOANS Loans are stated at principal amounts outstanding, net of unearned discounts and net deferred loan origination fees and costs. Interest income on loans is accrued and credited to interest and fees on loans as earned. Loan origination fees and certain direct loan origination costs are deferred and recognized over the estimated life of the loan as an adjustment to the loan's yield. Other loan fees are recorded as earned and included in non-interest income.

NON-PERFORMING LOANS Non-performing loans generally consist of commercial non-accrual and renegotiated loans. These loans are classified as non-accrual loans when they are past due 90 days or more as to principal or interest, or where reasonable doubt exists as to timely collectibility. At the time a loan is placed on non-accrual status, previously accrued and uncollected interest is reversed against interest income. Interest collections on non-accrual loans are generally credited to interest income when received. However, if ultimate collectibility of principal is in doubt, interest collections are applied as principal reductions. After principal and interest payments are brought current and future collectibility is reasonably assured, loans are returned to accrual status.

     Renegotiated loans are loans whose contractual interest rates have been reduced to below market rates or other significant concessions made due to a borrower's financial difficulties. Interest on renegotiated loans is generally credited to interest income when received.

     Consumer loans are charged off when they are 120 days past due. Accruals cease at 180 days on home equity loans, and uncollected interest is reversed against interest income. Past due residential mortgage loans and home equity loans are monitored and charged off when deemed uncollectible.

ALLOWANCE FOR LOAN LOSSES The allowance for loan losses is a valuation reserve available for losses incurred or expected on extensions of credit. Credit losses arise primarily from the loan portfolio, but may also be derived from other credit-related sources including commitments to extend credit, guarantees, standby letters of credit, and derivatives. Additions are made to the allowance through periodic provisions which are charged to earnings. All losses of principal are charged to the allowance when the loss actually occurs or when a determination is made that a loss is probable. Subsequent recoveries, if any, are added back to the allowance.

     The adequacy of the allowance for loan losses is determined through a quarterly review of outstanding extensions of credit. The impact of economic conditions on the creditworthiness of the borrowers is given consideration, as well as loan loss experience, changes in the composition and volume of the loan portfolio, and management's assessment of the risk inherent in the loan portfolio. These and other factors are used in assessing the overall adequacy of the allowance for loan losses and the resulting provision for loan losses.

PREMISES AND EQUIPMENT Premises, furniture and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization charges are computed using the straight-line method. Premises, furniture and equipment are depreciated over the estimated useful life of the assets, except for leasehold improvements, which are amortized over the term of the lease or the estimated useful life of the asset, if shorter. Estimated useful lives are ten to forty years for premises, and three to ten years for furniture and equipment. The cost of major renewals and improvements are capitalized. Expenditures for maintenance and repairs are expensed as incurred.

     Premises and major items of furniture and equipment are removed from property accounts upon disposition at their carrying amount, and gains or losses on such transactions are included in other non-interest income or expense.

ASSETS HELD FOR ACCELERATED DISPOSITION In December 1994, certain commercial accruing and non-accruing loans and other real estate owned properties were identified for sale under an accelerated disposition program. These assets were transferred into an accelerated disposition classification and were written down to their estimated net realizable value. The valuation of the assets in this classification will be determined quarterly and will be carried at the lower of the initially established carrying value or a new net realizable value. Additional write downs, if any, will be charged against earnings.

OTHER REAL ESTATE OWNED Other real estate owned includes both foreclosed and in-substance foreclosed property. In-substance foreclosed property includes properties for which borrowers have little or no equity or prospects for building equity in the collateral and for which the loan repayment can only be expected from the operation or sale of the collateral. When a property is acquired through foreclosure or in-substance foreclosure, the excess of the carrying amount over fair value, if any, is charged to the allowance for loan losses.

     An allowance for other real estate owned has been established to maintain these properties at the lower of cost or fair value less estimated cost to sell. Other real estate owned is shown net of the allowance. The allowance is established through charges to other real estate owned expense. Operating results of other real estate owned, including rental income, operating expenses, and gains and losses realized from the sale of properties owned, are recorded in other real estate owned expense.

DERIVATIVES Derivative financial instruments are primarily used in the management of interest rate risk and are accounted for on an accrual basis. Interest income or expense arising from these instruments is recorded as a yield adjustment to the related hedged assets or liabilities. Gains or losses on the termination of interest rate swaps are deferred and amortized as an adjustment to the yield of the hedged asset or liability over its remaining life.

INCOME TAXES The amount provided for income taxes is based on income reported for consolidated financial statement purposes after elimination of income which is exempt from Federal income tax. Such tax-exempt income is derived primarily from investment securities of states and political subdivisions and certain commercial and mortgage loans.

     On January 1, 1993, Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS No. 109) was adopted. Under SFAS No. 109, deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates to differences between the financial statement carrying amounts and tax basis of existing assets and liabilities. The effect of a change in tax rate on deferred taxes is recognized in the period of the enactment date. The cumulative effect at January 1, 1993, of this change in the method of accounting for income taxes has been included in the Consolidated Statements of Income for the year ended December 31, 1993.

     UJB Financial and its subsidiaries file a consolidated Federal income tax return, and the amount of income tax expense or benefit is computed and allocated on a separate return basis.

INTANGIBLE ASSETS Other assets include goodwill which represents the excess of the purchase price over the estimated fair value of identifiable net assets acquired through purchase acquisitions. Goodwill is being amortized on a straight-line method over the future periods estimated to be benefited, ranging from ten to forty years. Goodwill amounted to $31,998,000 and $13,561,000 at December 31, 1994 and 1993, respectively.

     Core deposit intangibles and other identifiable intangibles amounted to $16,004,000 and $15,003,000 at December 31, 1994 and 1993, respectively, and are being amortized over their estimated future periods of benefit ranging from five to ten years.

RETIREMENT PLANS UJB Financial and its subsidiaries have several formal non-contributory retirement plans which cover substantially all employees. Annual contributions are made to the plans in amounts not less than the minimum regulatory requirements. The costs associated with these benefits are accrued based on actuarial assumptions and included in non-interest expenses.

INCOME PER SHARE Income per common share is calculated by dividing net income, less the dividend on the adjustable-rate cumulative preferred stock, by the average daily number of common shares outstanding during the period. Common stock equivalents are not included in the calculation as they are not material.

Note 2 Acquisitions

In December 1993, UJB Financial entered into an agreement to acquire VSB Bancorp, Inc. (VSB) and its wholly owned subsidiary Valley Savings Bank. The transaction, accounted for as a pooling of interests, was consummated on July 1, 1994. UJB Financial common stock was exchanged at the rate of .7727 for each share of VSB common stock. There were 2,628,912 shares of UJB Financial common stock issued for 3,402,619 shares of VSB common stock.

    Separate results of operations of the entities for the two years prior to acquisition were as follows:

In thousands                                         1993        1992
- ---------------------------------------------------------------------
Net interest income:
  UJB Financial                                  $563,135    $538,225
  VSB Bancorp, Inc.                                12,773      11,058
- ---------------------------------------------------------------------
                                                 $575,908    $549,283
=====================================================================
Net income:
  UJB Financial                                   $78,055    $ 53,824
  VSB Bancorp, Inc.                                 4,363       2,964
- ---------------------------------------------------------------------
                                                  $82,418    $ 56,788
=====================================================================

     Prior to the combination, VSB's fiscal year ended September 30. In recording the pooling of interests, an adjustment has been made to stockholders' equity as of January 1, 1994 to reflect the effect of including VSB's results of operations for the three months ended December 31, 1993.

     In May 1994, UJB Financial entered into an agreement to purchase Palisade Savings Bank, FSB (Palisade). On September 16, 1994, the acquisition of Palisade was completed at a cost of $42,156,000 and the transaction was recorded under the purchase method. Palisade had total assets of $324,237,000, loans of $164,843,000 and deposits of $266,678,000. Results of operations are included from the acquisition date. The acquisition of Palisade resulted in goodwill of $19,942,000 which is being amortized over fifteen years.

     The proforma results of operations for the period January 1, 1994 to September 16, 1994 and for the year ended December 31, 1993, assuming Palisade had been acquired as of January 1, 1993, would not have been significantly different from those presented in the Consolidated Statements of Income.

     On January 19, 1995, UJB Financial announced a definitive agreement to acquire Bancorp New Jersey, Inc. (Bancorp) for a combination of cash and stock with an approximate value of $88,900,000. Bancorp is a bank holding company with assets of $480,371,000, loans of $293,363,000 and deposits of $421,993,000. It operates New Jersey Savings Bank with 12 banking offices - nine in Somerset County, two in Hunterdon County and one in Mercer County.


Note 3 Restrictions on Cash and Due From Banks

Certain subsidiary banks are required to maintain reserve balances with a Federal Reserve Bank based principally upon deposits. These reserve balances averaged $359,124,000 in 1994 and $332,881,000 in 1993.


Note 4 Investment Securities Available for Sale

The following is a comparative summary of investment securities available for sale at December 31:

                                             Gross       Gross
                           Amortized    Unrealized  Unrealized        Market
In thousands                    Cost         Gains      Losses         Value
- ----------------------------------------------------------------------------
1994
U.S. Government and
  Federal agencies        $  122,974       $     2    $ 13,251    $  109,725
Other securities:
  Mortgage-backed             55,090             -       2,885        52,205
  Equities, net               35,605         4,810       1,130        39,285
- ----------------------------------------------------------------------------
   Total, other               90,695         4,810       4,015        91,490
- ----------------------------------------------------------------------------
                          $  213,669       $ 4,812    $ 17,266    $  201,215
============================================================================
1993
U.S. Government and
  Federal agencies        $  669,841       $ 8,051    $    174    $  677,718
Other securities:
  Mortgage-backed            474,554         3,914         816       477,652
  Other debt                   3,500             -          30         3,470
  Equities, net               14,193         4,552           -        18,745
- ----------------------------------------------------------------------------
   Total, other              492,247         8,466         846       499,867
- ----------------------------------------------------------------------------
                          $1,162,088       $16,517    $  1,020    $1,177,585
============================================================================

     The amortized cost and market value of investment securities available for sale at December 31, 1994 are distributed by contractual maturity. However, mortgage-backed securities and other securities which may have principal prepayment provisions are distributed to a maturity category based on the estimated average life. These prepayments are not scheduled over the life of the investment, but are reflected as adjustments to the final maturity distribution.

     The following is a summary of the expected maturity distribution at December 31, 1994:

                                              Amortized           Market
In thousands                                       Cost            Value
- ------------------------------------------------------------------------
Due in one year or less                      $        -        $       -
Due after one year through five years            60,316           57,961
Due after five years through ten years           90,900           81,117
Due after ten years                              26,848           22,852
Marketable equity securities, net                35,605           39,285
- ------------------------------------------------------------------------
                                             $  213,669        $ 201,215
========================================================================

     Gains and losses were realized on sales of investment securities available for sale as follows:

In thousands                                1994      1993       1992
- ---------------------------------------------------------------------
Gains                                     $1,591   $11,147    $14,783
Losses                                         -    (2,816)       (63)
- ---------------------------------------------------------------------
  Net gains                               $1,591   $ 8,331    $14,720
=====================================================================

     Interest and dividend income on investment securities available for sale was as follows:

In thousands                                1994      1993      1992
- --------------------------------------------------------------------
U.S. Government and Federal agencies    $ 20,504   $17,082   $10,290
Other securities                          13,796    13,941       492
- --------------------------------------------------------------------
                                        $ 34,300   $31,023   $10,782
====================================================================

     The carrying value of securities pledged to secure public funds, securities sold under agreements to repurchase, and for other purposes required by law was $62,485,000 at December 31, 1994.

Note 5 Investment Securities

The following is a comparative summary of investment securities at December 31:

                                                         Gross           Gross
                                     Amortized      Unrealized      Unrealized          Market
In thousands                              Cost           Gains          Losses           Value
- ----------------------------------------------------------------------------------------------
1994
U.S. Government and
  Federal agencies                  $2,016,615      $      517      $  100,643      $1,916,489
States and political
  subdivisions                         331,000          11,749           3,319         339,430
Other securities:
  Mortgage-backed                    1,725,367             275          99,128       1,626,514
  Other debt                            20,006            --              --            20,006
- ----------------------------------------------------------------------------------------------
   Total, other                      1,745,373             275          99,128       1,646,520
- ----------------------------------------------------------------------------------------------
                                    $4,092,988      $   12,541      $  203,090      $3,902,439
==============================================================================================
1993
U. S. Government and
  Federal agencies                  $1,485,425      $   23,169      $    7,494      $1,501,100
States and political
  subdivisions                         308,004          28,274             520         335,758
Other securities:
  Mortgage-backed                      860,642           1,827           1,869         860,600
  Other debt                            31,579               2              45          31,536
- ----------------------------------------------------------------------------------------------
   Total, other                        892,221           1,829           1,914         892,136
- ----------------------------------------------------------------------------------------------
                                    $2,685,650      $   53,272      $    9,928      $2,728,994
==============================================================================================

     The amortized cost and the market value of investment securities at December 31, 1994 are distributed by contractual maturity. However, mortgage-backed securities and other securities which may have principal prepayment provisions are distributed to a maturity category based on the estimated average life. These prepayments are not scheduled over the life of the investment, but are reflected as adjustments to the final maturity distribution.

     The following is a summary of the expected maturity distribution at December 31, 1994:

                                                           Amortized      Market
In thousands                                                    Cost       Value
- --------------------------------------------------------------------------------
Due in one year or less                                   $  205,032  $  202,936
Due after one year through five years                      1,611,676   1,532,341
Due after five years through ten years                     1,559,869   1,466,963
Due after ten years                                          716,411     700,199
- --------------------------------------------------------------------------------
                                                          $4,092,988  $3,902,439
================================================================================

    Gains and losses were realized on early redemptions and sales of investment securities as follows:


In thousands                                      1994     1993      1992
- -------------------------------------------------------------------------
Investments in debt securities:
  Gains on early redemptions                      $303    $ 732    $   --
  Gains on sales                                    --       --     4,189
  Losses on early redemptions and sales             (6)    (186)     (850)
- -------------------------------------------------------------------------
                                                   297      546     3,339
Net gains on marketable equity securities           --       --       426
- -------------------------------------------------------------------------
Net securities gains                              $297    $ 546    $3,765
=========================================================================

     Interest and dividend income on investment securities was as follows:

In thousands                                        1994        1993        1992
- --------------------------------------------------------------------------------
U.S. Government and Federal agencies            $107,700    $146,926    $200,497
States and political subdivisions                 22,816      25,204      30,514
Other securities                                  88,211      30,867      16,578
- --------------------------------------------------------------------------------
                                                $218,727    $202,997    $247,589
================================================================================

     The carrying value of securities pledged to secure public funds, securities sold under agreements to repurchase, and for other purposes required by law was $2,395,564,000 at December 31, 1994.


Note 6 Loans

The composition of the loan portfolio, net of unearned discount and net deferred loan origination fees and costs, at December 31, was as follows:

In thousands                                              1994              1993
- --------------------------------------------------------------------------------
Commercial and industrial                           $3,921,747        $3,365,998
Construction and development                           705,602           869,847
- --------------------------------------------------------------------------------
  Total commercial loans                             4,627,349         4,235,845

Commercial mortgages                                 1,461,571         1,565,413
Residential mortgages                                1,329,417           928,248
- --------------------------------------------------------------------------------
  Total mortgage loans                               2,790,988         2,493,661

Home equity                                          1,529,468         1,393,007
Auto loans                                             504,574           422,846
Other instalment                                       204,195           198,349
- --------------------------------------------------------------------------------
  Total instalment loans                             2,238,237         2,014,202
- --------------------------------------------------------------------------------
                                                    $9,656,574        $8,743,708
================================================================================

     Residential mortgage loans held for sale amounted to $3,536,000 at December 31, 1994 and $30,844,000 at December 31, 1993. These loans are accounted for at the lower of aggregate cost or market value.

    Subsidiaries of UJB Financial have granted loans to officers and directors of the company and its significant subsidiaries and to their associates. Related party loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and do not involve more than normal risk of collectibility. The aggregate dollar amount of these loans was $86,016,000 and $67,818,000 at December 31, 1994 and 1993, respectively. During 1994, there were $37,792,000 of new loans made and repayments totaled $19,594,000.


Note 7 Non-Performing Loans

At December 31, non-performing loans were as follows:

In thousands                                             1994               1993
- --------------------------------------------------------------------------------
Non-accrual loans                                    $164,909           $250,691
Renegotiated loans                                      2,738              3,582
- --------------------------------------------------------------------------------
                                                     $167,647           $254,273
================================================================================

    The following information is presented for those loans classified as non-performing at December 31:

In thousands                                  1994     1993     1992
- --------------------------------------------------------------------
Income that would have been recorded
  under original contract terms            $16,074  $21,573  $27,831
Less interest income received                1,693    3,787    3,843
- --------------------------------------------------------------------
Lost income on non-performing loans
  at year end                              $14,381  $17,786  $23,988
====================================================================

Note 8 Allowance for Loan Losses

Transactions in the allowance for loan losses were as follows:

In thousands                                        1994        1993        1992
- --------------------------------------------------------------------------------
Balance, January 1                              $244,154    $277,449    $292,490
  Allowance of purchased entity                    1,833          --          --
  Add provision charged to expense                84,000      95,685     139,555
- --------------------------------------------------------------------------------
                                                 329,987     373,134     432,045
- --------------------------------------------------------------------------------
  Less charge offs:
   Commercial                                     72,586     105,677     142,381
   Mortgage                                       14,974      12,000       9,322
   Instalment                                      8,684      25,598      15,627
- --------------------------------------------------------------------------------
     Total charge offs                            96,244     143,275     167,330
- --------------------------------------------------------------------------------
  Add recoveries:
   Commercial                                     11,788      10,513       7,652
   Mortgage                                        2,617         287         492
   Instalment                                      2,965       3,495       4,590
- --------------------------------------------------------------------------------
     Total recoveries                             17,370      14,295      12,734
- --------------------------------------------------------------------------------
  Net charge offs                                 78,874     128,980     154,596
- --------------------------------------------------------------------------------
   Write downs on transfer to assets
     held for accelerated disposition             36,952          --          --
- --------------------------------------------------------------------------------
Balance, December 31                            $214,161    $244,154    $277,449
================================================================================

     On January 1, 1995, Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan" (SFAS No. 114) and SFAS No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures" will be adopted. These Statements address the accounting for impaired loans and specify how allowances for credit losses related to these impaired loans should be determined. The adoption of these Statements is not expected to have a material effect on the allowance for loan losses or to the existing income recognition and charge off policies for non-performing loans. Upon adoption of SFAS No. 114, in-substance foreclosures will be classified as non-performing loans.


Note 9 Premises and Equipment

The major components of premises and equipment at December 31, were as follows:

In thousands                                                    1994        1993
- --------------------------------------------------------------------------------
Land                                                        $ 18,476    $ 17,897
Premises and leasehold improvements                          194,014     189,427
Furniture and equipment                                      137,214     129,445
- --------------------------------------------------------------------------------
                                                             349,704     336,769
Less accumulated depreciation and amortization               181,799     165,330
- --------------------------------------------------------------------------------
                                                            $167,905    $171,439
================================================================================

     Amounts charged to non-interest expenses for depreciation and amortization amounted to $20,124,000 in 1994, $20,489,000 in 1993 and $20,644,000 in 1992.


Note 10 Other Real Estate Owned

At December 31, other real estate owned consisted of the following:

In thousands                                                  1994          1993
- --------------------------------------------------------------------------------
Other real estate owned                                   $ 35,967      $ 71,120
In-substance foreclosures                                   10,459        34,777
- --------------------------------------------------------------------------------
                                                            46,426       105,897
Less allowance for other real estate owned                  14,977        31,117
- --------------------------------------------------------------------------------
                                                          $ 31,449      $ 74,780
================================================================================

     Transactions in the allowance for other real estate owned were as follows:

In thousands                                          1994       1993       1992
- --------------------------------------------------------------------------------
Balance, January 1                                 $31,117    $13,416    $ 2,612
  Add provision charged to expense                  10,573     32,062     27,969
- --------------------------------------------------------------------------------
                                                    41,690     45,478     30,581
  Less: Write downs on sales                        16,818     14,361     17,165
        Write downs on transfer to assets
          held for accelerated disposition           9,895         --         --
- --------------------------------------------------------------------------------
Balance, December 31                               $14,977    $31,117    $13,416
================================================================================


Note 11 Other Borrowed Funds

Other borrowed funds at December 31, consisted of the following:

In thousands                                                  1994          1993
- --------------------------------------------------------------------------------
Securities sold under agreements to repurchase          $  948,697    $  274,255
Federal funds purchased                                    172,255       160,554
Treasury tax and loan deposits                             135,746        85,322
Commercial paper                                            42,211        33,359
Federal Home Loan Bank advances                              4,620        36,699
Other                                                       29,901        29,498
- --------------------------------------------------------------------------------
                                                        $1,333,430    $  619,687
================================================================================

     Lines of credit are available to support commercial paper borrowings and for general corporate purposes on which interest approximates the prime lending rate at the time of borrowing. Unused lines amounted to $40,000,000 at December 31, 1994.

    Commitment fees on the credit facilities and the lines of credit amounted to $86,000 in 1994, $161,000 in 1993 and $236,000 in 1992.


Note 12 Long-Term Debt

Long-term debt at December 31, consisted of the following:

In thousands                                                1994       1993
- ---------------------------------------------------------------------------
8.625% Subordinated notes due December 10, 2002         $175,000   $175,000
7.95% Senior notes due August 25, 2003                    20,000     20,000
7.75% Sinking fund debentures due November 1, 1997         9,338     10,715
Other                                                        416      2,939
- ---------------------------------------------------------------------------
                                                        $204,754   $208,654
===========================================================================

     The 8.625% subordinated notes were issued in 1992 and are unsecured. Interest is payable semi-annually on June 10 and December 10 of each year. The notes are not subject to redemption prior to maturity. No sinking fund is provided for the notes.

     The 7.95% ten year maturity private placement senior notes were issued in 1993 with interest payable quarterly on the twenty-fifth day of each February, May, August and November. UJB Financial shall have the option, on any interest payment date, to prepay the notes in whole or in part, but in no event shall the prepayment be less than $1,000,000, subject to certain contractual prepayment provisions.

    The 7.75% sinking fund debentures are currently redeemable at the option of UJB Financial at 100% of the principal amount, plus accrued interest. An annual sinking fund of $700,000 is calculated to retire 52.5% of this issue prior to maturity. UJB Financial may, at its option, increase its sinking fund payment in any year by making an additional payment not in excess of the mandatory sinking fund payment. The debentures are redeemable, through the sinking fund, at the principal amount thereof plus accrued interest. At December 31, 1994, $162,000 was being held to satisfy future sinking fund requirements.

    Certain of the above long-term debt agreements include restrictions upon the creation of liens by UJB Financial, the disposition of stock of subsidiaries, the payment of cash dividends and the creation of funded debt, as defined. At December 31, 1994, under the most restrictive limitations, consolidated retained earnings of $249,399,000 were unrestricted and available for dividends, and the amount of additional funded debt, as defined, that could be created was $298,799,000.

    The principal amount of long-term debt due in the following year is included in other borrowed funds. Principal amounts due, including sinking fund payments, for the years 1995 through 1997 are $1,419,000, $1,116,000 and $8,638,000. No principal amounts are due for 1998 and 1999.


Note 13 Common and Preferred Stock

At December 31, 1994, approximately 7,582,000 common shares were reserved for issuance under the Dividend Reinvestment Plan, Incentive Stock and Option Plan, Stock Option Plans, Savings Incentive Plan and Long-Term Performance Stock Plan.

     At December 31, 1994, UJB Financial had 4,000,000 shares of preferred stock authorized of which 600,166 shares of Series B Preferred Stock were outstanding. Each outstanding share of Series B Preferred Stock has a $50 stated value, is non-convertible and has no voting rights. Dividends are cumulative and are payable quarterly on February 1, May 1, August 1, and November 1 of each year. For each quarterly period, the dividend rate will be determined in advance of such period, and the dividend rate will be 1.5% less than the highest of the Three Month Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate. The dividend rate for any dividend period will not be less than 6% per annum or greater than 11% per annum.

    The preferred stock is redeemable at the option of UJB Financial, in whole or in part, plus accrued and unpaid dividends. The preferred stock may be redeemed prior to May 1, 1995 at a redemption price of $51.50 per share and, thereafter, at $50 per share. Dividends in the amounts of $3.07, $3.00 and $3.06 per share were declared on the Series B Preferred Stock for 1994, 1993 and 1992, respectively.

    A Shareholder Rights Plan exists which is designed to ensure fair and equal treatment for all UJB Financial shareholders in the event of any proposal to acquire UJB Financial. The terms of the plan provide that effective August 28, 1989, each share of common stock also represents one "right." Each right will entitle the holder to buy one one-hundredth of a share of a new series of preferred stock upon the occurrence of certain events. In addition, upon the occurrence of certain other events, holders of the rights will be entitled to purchase either shares of this new preferred stock or shares in an "acquiring person" at half their fair market value as determined under the plan.


Note 14 Restrictions on Subsidiary Bank Dividends

Certain bank regulatory limitations exist on the availability of subsidiary bank undistributed net assets for the payment of dividends to UJB Financial Parent Corporation without the prior approval of the bank regulatory authorities.

    The Federal Reserve Act, which affects the New Jersey state member bank, restricts the payment of dividends in any calendar year to the net profit of the current year combined with retained net profits of the preceding two years. The Pennsylvania state-chartered bank may declare a dividend up to the amount of accumulated net profit. In addition to these statutory restrictions, the subsidiary banks are required to maintain adequate levels of capital under FDICIA. At December 31, 1994, the total undistributed net assets of the subsidiary banks were $1,079,115,000 of which $199,405,000 was available under the most restrictive limitations for the payment of dividends to UJB Financial Parent Corporation.


Note 15 Benefit Plans

UJB Financial has several trusteed non-contributory defined benefit retirement plans covering substantially all of its employees. The benefits are based on years of service and the employees' final average compensation. The funding policy is to contribute annually an amount that can be deducted for Federal income tax purposes. Contributions are intended to provide not only for benefits attributed for service to date, but also for those expected to be earned in the future.

    The following table sets forth the plans' funding status and amounts recognized in the consolidated financial statements at December 31:

In thousands                                     1994         1993         1992
- -------------------------------------------------------------------------------
Accumulated benefit obligation,
 including vested benefits of
 $118,784 in 1994, $108,491 in
 1993 and $91,037 in 1992                   $(128,070)   $(116,035)   $ (97,968)
===============================================================================
Projected benefit obligation for
 service rendered to date                   $(157,157)   $(146,772)   $(126,318)
Plan assets at fair value                     135,567      144,497      134,498
- -------------------------------------------------------------------------------
Plan assets (under) over projected
 benefit obligation                           (21,590)      (2,275)       8,180
Unrecognized transition asset                  (8,727)     (11,101)     (13,476)
Unrecognized prior service cost                   753           (7)          (7)
Unrecognized net loss from
 past experience which is different
 from that assumed, and effect of
 changes in assumptions                        23,560        6,020        2,014
- -------------------------------------------------------------------------------
Accrued pension cost                        $  (6,004)   $  (7,363)   $  (3,289)
===============================================================================
Net pension expense components:
   Service cost                             $   6,736    $   6,833    $   6,030
   Interest cost                               11,210       10,510        9,620
   Actual return on plan assets                 7,879      (14,987)     (11,719)
   Net deferral and amortization              (22,074)       2,049         (390)
- -------------------------------------------------------------------------------
Net pension expense                         $   3,751    $   4,405    $   3,541
===============================================================================

    The plans' assets were principally invested in units of mutual funds. The weighted average discount rates for the plans were 8.0% in 1994, 7.5% in 1993 and 8.0% in 1992. The rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligation was 5.5% in 1994 and 1993 and 6.0% in 1992. The expected long-term rate of return on plan assets was 9.0% in 1994, 1993 and 1992.

     In addition to pension benefits, certain health care and life insurance benefits are made available to retired employees. In 1993 UJB Financial adopted, on a prospective basis, Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" (SFAS No. 106). Under SFAS No. 106 the costs of such benefits are accrued based on actuarial assumptions from the date of hire to the date the employee is fully eligible to receive the benefits. Prior to the adoption of SFAS No. 106, the costs of these benefits were expensed as paid and amounted to $1,039,000 in 1992.

     The following table sets forth the net periodic postretirement benefit cost and accumulated postretirement benefit obligation (APBO) at December 31:

In thousands                                                 1994          1993
- -------------------------------------------------------------------------------
Accumulated postretirement benefit
  obligation (APBO)                                      $(33,055)     $(35,009)
  Fair value of assets                                       --            --
- -------------------------------------------------------------------------------
Projected benefit obligation funded status                (33,055)      (35,009)
  Unrecognized transition obligation                       24,514        26,414
  Unrecognized prior service cost                             141          --
  Unrecognized loss                                         3,156         5,731
- -------------------------------------------------------------------------------
Accrued APBO                                             $ (5,244)     $ (2,864)
===============================================================================
Net postretirement benefit cost components:
   Service cost                                          $    322      $    305
   Interest cost                                            2,248         2,303
   Amortization of transition obligation                    1,355         1,390
- -------------------------------------------------------------------------------
   Net postretirement benefit cost                       $  3,925      $  3,998
===============================================================================

     For measurement purposes, the cost of medical benefits was projected to increase at a rate of 14.0% in 1994, 15.0% in 1993 and thereafter decreasing linearly to 6.0% over eight years. Increasing the assumed health care cost trend by one percent in each year would increase the accumulated postretirement benefit obligation as of January 1, 1994 by $1,504,000 and the aggregate of the service and interest components of net periodic postretirement benefit cost for the year ended December 31, 1994 by $127,000. The present value of the accumulated benefit obligation assumed an 8.0% and a 7.5% discount rate in 1994 and 1993, respectively. The rate of increase used in future compensation levels was 5.5% in 1994 and 1993.

     Statement of Financial Accounting Standards No. 112, "Employers' Accounting for Postemployment Benefits"(SFAS No. 112) was issued in November 1992 to establish accounting for benefits provided to former or inactive employees after employment but before retirement. SFAS No. 112 requires that employers accrue the costs associated with providing benefits, such as salary and benefit continuation under disability plans, when payment of the benefits is probable and the amount of the obligation can be reasonably estimated. Effective January 1, 1994, UJB Financial adopted SFAS No. 112. UJB Financial recognized the January 1, 1994 SFAS No. 112 transitional liability of $2,663,000. During 1994, net costs of $2,945,000 were recognized, of which $2,174,000 were paid. At December 31, 1994, the resultant SFAS No. 112 liability was $3,434,000.

     Management incentive plans have been established with the intention of providing added incentive to key executives to increase the profits of the company. The executives and the amount of the awards are subject to limits as set forth in the plans. Accruals for the plans amounted to $3,258,000, $1,640,000 and $1,420,000 in 1994, 1993 and 1992, respectively.

     There is a Savings Incentive Plan which covers substantially all employees with one or more years of service. The Plan permits eligible employees to make basic contributions to the Plan up to 3% of base compensation in 1994, 1993 and 1992, and additional contributions up to 12% of base compensation. Under the Plan, the employer provides a matching contribution equal to 65% in 1992, 1993 and through October 31, 1994 of the basic contributions. Effective November 1, 1994, the employer matching contribution was increased to 100%. Matching contributions to the Plan amounted to $2,446,000, $2,084,000 and $1,863,000 in 1994, 1993 and 1992, respectively.

     Certain subsidiaries have other incentive plans and profit sharing agreements. Accruals under these plans amounted to $1,959,000, $1,826,000 and $1,525,000 in 1994, 1993 and 1992, respectively.

     The Incentive Stock and Option Plan and previous Long-Term Performance Stock Plans of UJB Financial and the VSB Management Recognition and Retention Plan and Trust provide for the grant of shares of common stock in the form of restricted stock awards. Shares issued as stock awards were 60,250 in 1994, 73,431 in 1993 and 83,766 in 1992. The shares awarded are subject to certain forfeiture restrictions as set forth in the Plans.


Note 16 Stock Option Plans

The Stock Option Plans permit UJB Financial common stock to be issued to key employees of the company and its subsidiaries. The options granted under the Plans are intended to be either Incentive Stock Options or Non-Qualified Options.

     Options have been granted to purchase common stock principally at the fair market value of the stock at the date of grant. Options are exercisable starting one year after the date of grant and generally expire ten years from the date of grant. Upon the exercise of options, proceeds received in excess of par value of the shares are credited to surplus.

     Changes in options outstanding during the past three years were as follows:

                                                               Price Range
                                                  Shares        Per Share
- -------------------------------------------------------------------------------
Outstanding, December 31, 1991
  (1,794,044 shares exercisable)               2,857,830   $ 3.745  to  $29.438
  Granted during 1992                            562,593     7.864  to   17.000
  Exercised during 1992                          242,975     7.875  to   20.375
  Expired or cancelled during 1992                55,353     7.864  to   29.438
- -------------------------------------------------------------------------------
Outstanding, December 31, 1992
  (2,559,502 shares exercisable)               3,122,095     3.745  to   29.438
  Granted during 1993                            489,382    12.133  to   25.063
  Exercised during 1993                          390,554     3.745  to   29.438
  Expired or cancelled during 1993                31,127     7.875  to   29.438
- -------------------------------------------------------------------------------
Outstanding, December 31, 1993
  (2,700,414 shares exercisable)               3,189,796     3.745  to   29.438
  Granted during 1994                            449,500                 24.688
  Exercised during 1994                          486,573     7.864  to   28.333
  Expired or cancelled during 1994                65,329     7.875  to   29.438
- -------------------------------------------------------------------------------
Outstanding, December 31, 1994
  (2,637,894 shares exercisable)               3,087,394   $ 7.864  to  $29.438
===============================================================================

Note 17 Other Expenses

Other expenses consisted of the following:

In thousands                                         1994      1993      1992
- -----------------------------------------------------------------------------
Professional and other fees                      $ 37,113  $ 40,263  $ 44,742
Communications (postage and telephone)             18,905    18,535    17,350
Merchant card processing fees                      15,156    14,464    12,534
Other                                              40,470    40,492    40,728
- -----------------------------------------------------------------------------
                                                 $111,644  $113,754  $115,354
=============================================================================


Note 18 Income Taxes

Effective January 1, 1993, Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS No. 109) was adopted on a prospective basis. The cumulative effect of the adoption resulted in a positive effect to earnings of $3.8 million, or $.07 per share.

     The provision for income taxes in the Consolidated Statements of Income consists of the following:

In thousands                                         1994     1993      1992
- ----------------------------------------------------------------------------
Current provision
  Federal                                         $45,077  $23,223   $20,234
  State                                             8,205    9,455     4,007
- ----------------------------------------------------------------------------
                                                   53,282   32,678    24,241
Deferred provision (benefit)
  Federal                                          13,681     (682)   (4,811)
  State                                             5,349   (5,043)       --
- ----------------------------------------------------------------------------
                                                   19,030   (5,725)   (4,811)
- ----------------------------------------------------------------------------
     Total income tax provision                   $72,312  $26,953   $19,430
============================================================================

     A summary of the differences between the actual income tax provision and the amounts computed by applying the statutory Federal income tax rate to income is as follows:

In thousands                                         1994      1993      1992
- -----------------------------------------------------------------------------
Federal tax at statutory rate                     $71,468  $ 36,944  $ 25,914
Increase (decrease) in taxes resulting from:
  Tax-exempt interest income                       (9,491)  (10,523)  (12,407)
  State taxes, net of Federal tax effect            8,810     2,868     2,645
  Other, net                                        1,525    (2,336)    3,278
- -----------------------------------------------------------------------------
     Total income tax provision                   $72,312  $ 26,953  $ 19,430
=============================================================================

     The significant Federal and state temporary differences which comprise the deferred tax assets and liabilities presented at December 31, are as follows:

In thousands                                                   1994        1993
- -------------------------------------------------------------------------------
Deferred tax assets:
  Provision for loan losses                                $ 84,379    $ 99,033
  Provision for other real estate owned                      10,098      12,744
  Restructuring charge                                        2,479       8,773
  Alternative minimum tax credit carry forwards                  --       3,055
  Net unrealized loss on securities available for sale        5,695          --
  Other                                                      19,919      12,421
- -------------------------------------------------------------------------------
                                                            122,570     136,026
Deferred tax liabilities:
  Leasing operations                                        (12,601)    (10,601)
  Other                                                      (4,432)     (6,553)
- -------------------------------------------------------------------------------
                                                            (17,033)    (17,154)
- -------------------------------------------------------------------------------
   Net deferred tax asset                                  $105,537    $118,872
===============================================================================

     Included in deferred tax assets "Other" is a valuation allowance which has been established against certain Federal and state temporary differences. The valuation allowance was $7,756,000 at December 31, 1994 compared with $7,346,000 at December 31, 1993 and $7,150,000 at January 1, 1993. At December 31, 1994, there was a deferred state tax asset of $5,077,000 resulting from operating loss carry forwards. This asset was reserved by the valuation allowance.

     UJB Financial is not aware of any factors which would generate significant differences between taxable income and pretax book income in future years except for the effects of the reversal of current or future net deductible temporary differences. However, there can be no assurances that there will not be any significant differences in the future, if circumstances change.

     Management believes, based upon current facts, that more likely than not there will be sufficient taxable income in future years to realize the net deferred tax asset. However, there can be no assurance about the level of future earnings.

     The significant components which affected the net deferred tax asset were as follows:

In thousands                                                1994              1993              1992
- ----------------------------------------------------------------------------------------------------
Provision for loan losses and other real estate
  owned on tax return in excess of provision
  charged to operating expense                          $ 15,859           $ 2,875           $   383
Loan interest income recognized on tax return
  less than amount included in operating income              293             1,867               297
Depreciation expense on tax return less than
  amount charged to operating expense                     (1,613)           (1,625)             (584)
Income from loan securitization included
  in operating income, but not reflected
  on tax return                                               --                --            (2,532)
Adjustment of securities to market value
  not reflected on tax return                                 --              (261)              134
Restructuring charge                                       6,294            (8,773)               --
Utilization of the alternative minimum
  tax credit carry forward                                 3,055             5,090                --
Other, net                                                (4,858)           (4,898)           (2,509)
- ----------------------------------------------------------------------------------------------------
  Income (loss) from operations                           19,030            (5,725)           (4,811)
Net unrealized loss on securities available for sale      (5,695)               --                --
- ----------------------------------------------------------------------------------------------------
  Total                                                 $ 13,335           $(5,725)          $(4,811)
====================================================================================================

     Included in shareholders' equity are income tax benefits attributable to restricted stock awards and the exercise of non-qualified stock options of $1,957,000, $1,207,000 and $403,000 for the years ended December 31, 1994, 1993 and 1992, respectively.


Note 19 Lease Commitments

Non-interest expenses include rentals for premises and equipment of $38,403,000 in 1994, $34,435,000 in 1993 and $31,969,000 in 1992, after reduction for sublease rentals of $2,684,000, $2,894,000, and $3,164,000 in each of the respective years. At December 31, 1994, UJB Financial and its subsidiaries were obligated under a number of non-cancellable leases for premises and equipment, many of which provide for increased rentals based upon increases in real estate taxes and the cost of living index. These leases, most of which have renewal provisions, are principally non-financing leases. Minimum rentals under the terms of these leases for years 1995 through 1999 are $36,412,000, $29,754,000, $26,837,000, $20,704,000, and $12,853,000, respectively. Minimum rentals due after 1999 are $67,974,000.

Note 20 Contingent Liabilities

UJB Financial and its subsidiaries may, from time to time, be defendants in legal proceedings relating to the conduct of their business.

     UJB Financial was a defendant in a class action lawsuit brought by plaintiffs alleged to have owned or purchased securities of UJB Financial. Following pre-trial discovery, the parties agreed in principle to settle the action. A portion of this settlement is expected to be recovered through insurance carried by UJB Financial and the remaining balance has been fully reserved.

     In the best judgment of management, the consolidated financial position of UJB Financial and subsidiaries will not be affected materially by the final outcome of any pending legal proceedings or other contingent liabilities and commitments.


Note 21 Off-Balance-Sheet Financial Instruments

In the ordinary course of business, UJB Financial and its subsidiaries enter into a variety of financial instruments that are recorded off the balance sheet. This reporting is considered appropriate where either the exchange of the underlying asset or liability has not yet occurred or the notional amounts are used solely as a means to determine the cash flows to be exchanged. These off-balance-sheet financial instruments are primarily divided into two categories; credit-related financial instruments and derivative financial instruments.

     Credit-related financial instruments are principally customer related, while derivative financial instruments are acquired primarily for asset/liability management purposes. Credit-related financial instruments include commitments to extend credit, standby letters of credit and commercial letters of credit. UJB Financial's derivative financial instruments are limited to interest rate swaps, interest rate caps, and foreign exchange contracts.

     The following table summarizes the notional amount of significant off-balance-sheet financial instruments at December 31:

In thousands                                               1994             1993
- --------------------------------------------------------------------------------
Credit-related instruments:
  Commitments to extend credit                       $3,642,423       $3,525,521
  Standby letters of credit                             291,612          266,631
  Commercial letters of credit                           93,229          136,239
Derivative instruments:
  Interest rate swaps                                   923,541        1,019,042
  Interest rate caps                                     47,895           23,386
  Foreign exchange contracts                             45,496           21,683
================================================================================

CREDIT-RELATED FINANCIAL INSTRUMENTS Commitments to extend credit are legally binding agreements to lend to a customer provided all established contractual conditions are met. These commitments generally have fixed expiration dates and usually require the payment of a fee. UJB Financial did not issue fixed-rate loan commitments that could be locked in during the commitment period.

     Standby letters of credit are conditional guarantees issued to ensure the performance of a customer to a third party and are generally terminated through the fulfillment of a specific condition or through the lapse of time.

     Commercial letters of credit are conditional commitments, generally less than 180 days, issued to guarantee payment by a customer to a third party upon proof of an international trade shipment. The short-term nature of these instruments limit their credit risk.

     Fees received from credit-related financial instruments are recognized over the terms of the contracts and are generally included in non-interest income in service and loan fee income.

     The credit risk associated with these financial instruments is essentially the same as that involved in extending loans to customers. Credit risk is managed by limiting the total amount of arrangements outstanding and by applying normal credit policies. Many of the commitments to extend credit are expected to expire without being drawn upon and, therefore, the amounts do not necessarily represent future cash flow requirements.

DERIVATIVE FINANCIAL INSTRUMENTS At December 31, 1994, the notional value of the derivative financial instruments portfolio consisted of $923,541,000 of interest rate swaps, $47,895,000 of interest rate caps and $45,496,000 of foreign exchange contracts.

     Activities involving interest rate swaps are primarily attributed to asset/liability risk management efforts. Asset/liability risk management objectives are aimed at stabilizing net interest income through periods of changing interest rates. The interest rate swaps were acquired to hedge interest rate risk on certain interest earning assets and interest bearing liabilities.

     Interest rate swaps are contractual agreements between two parties to exchange interest payments at particular intervals, computed on different terms, on a specified notional amount. The notional amounts represent the base on which interest due each counterparty is calculated and do not represent the potential for gains or losses associated with the market risk or credit risk of such transactions.

     Under the terms of the interest rate swaps at December 31, 1994, there were $855,000,000 of contracts to receive fixed payments of 5.90% with an expected maturity of July 1997, and an average payout based on LIBOR plus .74%. Additionally, there were $68,541,000 of interest rate swaps to receive payments at LIBOR and make fixed payments of 5.55% with an expected maturity of January 1996. These swaps have resulted in a decrease of $1,176,000 in net interest income during 1994 and an increase of $6,775,000 in 1993.

     Credit-related losses can occur in the event of non-performance by the counterparties to the derivative financial instruments. The credit risk that results from interest rate swaps is represented by the fair value of contracts that have a positive value at the reporting date. At December 31, 1994, the total amount of credit risk was $1,121,000; however, this amount can increase or decrease if interest rates change. To minimize the risk of credit losses, UJB Financial monitors the credit standing of the counterparties and only transacts with those that have AA credit ratings or better.

     Interest rate caps are purchased from brokers to accommodate those customers who desire interest rate protection on variable rate loans. There is nominal risk associated with these products as the credit rating of the counterparty is closely monitored.

     UJB Financial enters into contracts to purchase or sell foreign currency to be delivered at a future date to facilitate customer transactions. The notional amount represents the outstanding contracts at year end.

Note 22 Fair Value of Financial Instruments

The fair value of financial instruments is the amount at which an asset or obligation could be exchanged in a current transaction between willing parties, other than in a forced liquidation. Fair value estimates are made at a specific point in time based on the type of financial instrument and relevant market information.

     Because no quoted market price exists for a significant portion of UJB Financial's financial instruments, the fair values of such financial instruments are derived based on the amount and timing of future cash flows, estimated discount rates, as well as management's best judgment with respect to current economic conditions. Many of these estimates involve uncertainties and matters of significant judgment and cannot be determined with precision.

     The fair value information provided is indicative of the estimated fair values of those financial instruments and should not be interpreted as an estimate of the value of UJB Financial taken as a whole. The disclosures do not address the value of recognized and unrecognized non-financial assets and liabilities or the value of future anticipated business.

     The following methods and assumptions were used to estimate the fair values of significant financial instruments at December 31, 1994 and 1993.

CASH, SHORT-TERM INVESTMENTS AND CUSTOMER ACCEPTANCES These financial instruments have relatively short maturities or no defined maturities but are payable on demand, with little or no credit risk. The carrying amounts reported in the Consolidated Balance Sheets approximate fair value.

INVESTMENTS AND TRADING ACCOUNT SECURITIES Trading account securities and investment securities available for sale are reported at their respective fair values in the Consolidated Balance Sheets. These values were based on quoted market prices. The fair values of investment securities held to maturity were also based upon quoted market prices.

LOANS The fair value of loans is estimated using a combination of techniques including discounted estimated future cash flows and, where available, quoted market prices of similar instruments. The loan portfolios are segmented based upon loan type, credit quality and repricing characteristics. The fair values of most fixed-rate loans are estimated using discounted cash flow models taking into consideration current rates that would be offered to borrowers with similar credit risk for loans with similar remaining terms. The fair values of variable rate loans are estimated by reducing their carrying values by their corresponding general and specific credit reserves. Non-performing loans are primarily valued based upon the net realizable value of the loan's underlying collateral.

DEPOSITS The estimated fair values of demand and savings deposits are equal to the amounts recognized in the Consolidated Balance Sheets. These amounts do not recognize the fair value of core deposit intangibles, which represent the value of a core deposit base with an expected duration.

     The fair values for medium to long-term deposit liabilities are calculated by discounting estimated future cash flows using current rates offered for deposits of similar remaining maturities.

BORROWED FUNDS AND BANK ACCEPTANCES The fair values for borrowed funds are calculated by discounting estimated future cash flows using current rates offered for borrowings of similar remaining maturities. Due to the short maturities of bank acceptances, their carrying value approximates fair value.

LONG-TERM DEBT The fair value of long-term debt is based upon quoted market prices. For long-term debt issuances where quoted market prices are not available, the fair values are determined using discounted cash flow analyses.

OTHER The estimated fair values of accrued interest receivable, accrued interest payable and assets held for accelerated disposition are deemed to be equal to the amounts recognized in the Consolidated Balance Sheets.

OFF-BALANCE-SHEET INSTRUMENTS The estimated fair values of derivative financial instruments are based upon quoted market prices, without consideration of the market values related to the hedged on-balance-sheet financial instruments. For commitments to extend credit and letters of credit, the fair values would approximate fees currently charged to enter into similar agreements.

     The following table presents the carrying amounts and fair values of financial instruments at December 31:

                                                 1994                                    1993
                                       -----------------------------------------------------------------
                                        Carrying              Fair           Carrying               Fair
In millions                                Value             Value              Value              Value
- --------------------------------------------------------------------------------------------------------
Financial Assets:
  Cash and short-term
   investments                         $   989.1         $   989.1          $   844.6          $   844.6
  Trading account securities                33.5              33.5               29.7               29.7
  Investment securities
   available for sale                      201.2             201.2            1,162.1            1,177.6
  Investment securities                  4,093.0           3,902.4            2,685.7            2,729.0
  Loans, net                             9,442.4           9,474.5            8,499.6            8,929.8
  Assets held for
   accelerated disposition                  90.9              90.9                 --                 --
  Accrued interest receivable               89.9              89.9               74.5               74.5
  Due from customers
   on acceptances                           21.2              21.2               20.1               20.1
Financial Liabilities:
  Deposits                             $12,567.8         $12,560.0          $11,751.5          $11,777.6
  Other borrowed funds                   1,333.4           1,331.0              619.7              619.7
  Long-term debt                           204.8             203.4              208.7              218.8
  Accrued interest payable                  30.2              30.2               23.3               23.3
  Bank acceptances outstanding              21.2              21.2               20.1               20.1
Off-balance-sheet instruments:
  Interest rate swaps                         NA         $   (52.0)                NA          $    (1.2)
  Loan commitments                            NA             (20.3)                NA              (19.7)
  Standby letters of credit                   NA              (2.9)                NA               (2.7)
  Commercial letters of credit                NA               (.1)                NA                (.2)
- --------------------------------------------------------------------------------------------------------

NA - Not applicable, off-balance-sheet financial instruments

Note 23 Concentrations of Credit Risk

UJB Financial's credit policy emphasizes diversification of risk among industries and borrowers. Concentrations of credit risk, whether on or off the balance sheet, exist in relation to certain groups of customers or counterparties. A group concentration arises when a number of customers or counterparties have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions. UJB Financial does not have a significant exposure to any individual customer or counterparty. At December 31, 1994, the ten largest credit relationships have outstanding loan balances of $345,858,000 and have unexercised commitments of $288,357,000.

     UJB Financial's business is concentrated in New Jersey and eastern Pennsylvania. A significant portion of the total loan portfolio is secured by real estate or other collateral located in these states. This concentration is mitigated by the diversification of the loan portfolio among instalment, residential mortgage, commercial mortgage, construction and commercial loans. The commercial loan portfolio, excluding construction and development loans, represents approximately 41% of the entire loan portfolio and has no concentration greater than 5% to any specific industry.

Note 24 Parent Corporation Information

As part of the comprehensive restructuring program, on August 31, 1994 UJB Financial Parent Corporation transferred a significant portion of its operations to United Jersey Bank. This included the transfer of 649 employees and $26,269,000 of assets, primarily premises and equipment. Beginning September 1, 1994, the operating results of these functions were recorded in the operating results and financial condition of United Jersey Bank. UJB Financial Parent Corporation information is as follows:

CONDENSED BALANCE SHEETS

                                                                           December 31
                                                                ---------------------------------
In thousands                                                          1994                   1993
- -------------------------------------------------------------------------------------------------
ASSETS
Cash and cash equivalents                                       $  118,252             $  152,024
Interest bearing deposits with banks                                 5,000                  5,000
Investment securities                                                4,994                  3,738
Investment in subsidiaries                                       1,098,670                963,406
Due from subsidiaries                                              156,832                149,410
Premises and equipment                                                 503                 20,665
Other assets                                                        18,063                 24,467
- -------------------------------------------------------------------------------------------------
Total Assets                                                    $1,402,314             $1,318,710
=================================================================================================
LIABILITIES AND SHAREHOLDERS' EQUITY
Commercial paper                                                $   42,211             $   33,359
Accrued expenses and other liabilities                              51,505                 60,384
Long-term debt                                                     204,338                205,715
- -------------------------------------------------------------------------------------------------
  Total liabilities                                                298,054                299,458
Total shareholders' equity                                       1,104,260              1,019,252
- -------------------------------------------------------------------------------------------------
Total Liabilities and Shareholders' Equity                      $1,402,314             $1,318,710
=================================================================================================


CONDENSED STATEMENTS OF INCOME

                                                                  Year Ended December 31
                                                        ------------------------------------------
In thousands                                                1994             1993             1992
- --------------------------------------------------------------------------------------------------
OPERATING INCOME
Management and service charges to subsidiaries          $ 29,322          $38,994          $40,177
Dividends from subsidiaries                               56,441           40,311           33,266
Interest from subsidiaries                                17,026           16,356           10,763
Investment securities gains                                   --               --              422
Other interest                                               300              120              390
Other                                                        202               12             (204)
- --------------------------------------------------------------------------------------------------
  Total operating income                                 103,291           95,793           84,814
- --------------------------------------------------------------------------------------------------
OPERATING EXPENSES
Salaries and employee benefits                            26,491           32,887           28,924
Interest                                                  19,586           20,044           11,247
Occupancy and equipment                                    3,983            5,768            5,776
Other                                                      9,298           11,797           14,098
- --------------------------------------------------------------------------------------------------
  Total operating expenses                                59,358           70,496           60,045
- --------------------------------------------------------------------------------------------------
  Income before income taxes and equity in
   undistributed net income of subsidiaries               43,933           25,297           24,769
Federal and state income taxes (benefit)                  (4,114)            (701)             450
- --------------------------------------------------------------------------------------------------
                                                          48,047           25,998           24,319
Equity in undistributed net income of subsidiaries        82,103           56,420           32,469
- --------------------------------------------------------------------------------------------------
  Net Income                                            $130,150          $82,418          $56,788
==================================================================================================


CONDENSED STATEMENTS OF CASH FLOWS

                                                                 Year Ended December 31
                                                        ------------------------------------------
In thousands                                                1994             1993             1992
- --------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
Net income                                             $ 130,150        $  82,418        $  56,788
Adjustments to reconcile net income to
  net cash provided by operating activities:
  Depreciation and amortization                            1,794            2,481            3,070
  Decrease (increase) in other assets                      6,404          (10,677)            (478)
  (Decrease) increase in accrued
   expenses and other liabilities                         (7,122)          13,697            7,759
  Equity in undistributed net
   income of subsidiaries                                (82,103)         (56,420)         (32,469)
  Other, net                                                  --               --             (213)
- --------------------------------------------------------------------------------------------------
     Net cash provided by operating activities            49,123           31,499           34,457
- --------------------------------------------------------------------------------------------------
INVESTING ACTIVITIES
Proceeds from sales of investment securities                  --               --            9,354
Net (increase) decrease in
  short-term investments                                      --           (5,000)              10
Payments received on advances to subsidiaries            205,611          191,761          128,300
Advances to subsidiaries                                (198,189)        (168,000)        (216,709)
Proceeds from sale of assets                                  --               --           17,732
Purchases of premises and equipment, net                  (2,069)            (817)          (1,242)
Capital contributions to subsidiaries                    (56,476)         (55,000)         (35,000)
- --------------------------------------------------------------------------------------------------
     Net cash used in investing activities               (51,123)         (37,056)         (97,555)
- --------------------------------------------------------------------------------------------------
FINANCING ACTIVITIES
Net increase (decrease) in commercial paper                8,852          (29,502)         (17,950)
Net decrease in borrowed funds                                --           (5,250)         (74,750)
Proceeds from issuance of long-term
  debt, net of related expenses                               --           20,000          172,489
Principal payments on long-term debt                      (3,134)         (21,830)         (18,047)
Dividends paid                                           (49,817)         (34,806)         (30,888)
Proceeds from issuance of common stock, net               15,256           15,186           81,922
Other, net                                                (2,929)          (2,891)           2,101
- --------------------------------------------------------------------------------------------------
     Net cash (used in) provided by
      financing activities                               (31,772)         (59,093)         114,877
- --------------------------------------------------------------------------------------------------
(Decrease) increase in cash equivalents                  (33,772)         (64,650)          51,779
Cash equivalents at beginning of year                    152,024          216,674          164,895
- --------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of year               $ 118,252         $152,024         $216,674
==================================================================================================


54